Exhibit 10.2


                                 AMENDMENT NO. 1
                             TO THE XOMA CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN


     The XOMA Corporation 1998 Employee Stock Purchase Plan (the "Plan") is hereby amended, effective as of May 20, 1998, as follows:

          1. Section 6(a) of the Plan is amended to read as follows: "(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding twenty percent (20%) (or such lesser percentage, applied uniformly to all participants, as an executive officer of the Company shall set), in whole multiples of one percent (1%), of the Compensation which he or she receives on each payday during the Offering Period. The aggregate amount of payroll deductions for all concurrent Offering Periods shall not exceed twenty percent (20%) (or such lesser percentage, applied uniformly to all participants, as an executive officer of the Company shall set)."